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April 9, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

                  Re:   INVESCO Variable Investment Funds, Inc.
                        File Nos.  33-70154; 811-8038
                        Post-Effective Amendment No. 29

Ladies and Gentlemen:

     We have acted as counsel to INVESCO Variable Investment Funds, Inc. ("Fund") in connection with the preparation of Post-Effective Amendment No. 29 to the Fund's Registration Statement on Form N-1A (the "Amendment"), and we have reviewed the disclosure that we understand will be contained in the Amendment when it is filed with the Securities and Exchange Commission.

     Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                          Very truly yours,

                                          /s/ Kirkpatrick & Lockhart LLP

                                          KIRKPATRICK & LOCKHART LLP